UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 26, 2024

Next Technology Holding Inc.

(formerly known as “WeTrade Group Inc.”)

(Exact name of Company as specified in charter)

Wyoming	001-41450	N/A
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

Room 519, 05/F Block T3

Qianhai Premier Finance Centre Unit 2

Guiwan Area, Nanshan District, Shenzhen, China 518000.

+852- 52208810

(Address, including zip code, and telephone number, including area code, of principal executive offices)

Wyoming Registered Agent

1621 Central Ave Cheyenne, Wyoming 82001

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	NXTT	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting of Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 24, 2024, Next Technology Holding Inc. (the “Company”) received a deficiency letter (the “Fee Notice”) from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that the Company had not paid certain fees required by Nasdaq Listing Rule 5250(f). The Company’s past due fee balance was $49,500 as of the date of the Fee Notice. The Fee Notice provided that if the Company elects not to appeal by May 1, 2024, then this lack of payment would lead to the suspension of the trading of the Company’s common stock at the opening of business on May 3, 2024 and Nasdaq would file a Form 25-NSE with the Securities and Exchange Commission to remove the Company’s securities from listing and registration on The Nasdaq Stock Market.

The Company did not intend to appeal and paid the past due fees required by Nasdaq Listing Rule 5250(f) on April 25, 2024. On April 26, 2024, the Company received another letter from Nasdaq confirming the receipt of the balance due and withdrawing the Fee Notice.

Item 8.01 Other Events.

The Company provides an update on the previously disclosed lawsuit filed by certain purported shareholders affiliated with Zheng Dai and Pijun Liu in the Chancery Court of the State of Wyoming (“Chancery Court”)seeking control of the Company.

As of April 8, 2024, the plaintiffs were no longer asserting control or influence over the Company, and the Chancery Court issued an order dismissing the lawsuit with prejudice on April 8, 2024.

The Company remains to be controlled by its current board of directors.

The Company’s counterclaims against the plaintiffs remain pending, and the Company intends to request fees for bringing a frivolous control dispute. The Company also intends to seek sanctions against the plaintiffs and Zheng Dai for contempt of court, specifically for their attempts to disrupt the Company’s operations in contravention of the court-ordered injunction disclosed in our prior Current Report on Form 8-K filed on January 24, 2024.

Forward Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of federal and state securities laws. Such statements can be identified by words such as “will likely result,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “plan,” “project,” “outlook,” “should,” “could,” “may” or words of similar meaning and include, but are not limited to, statements regarding our future business and financial performance and prospects, including our expectations regarding the transactions described in this Current Report on Form 8-K. Such forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond our control. Actual results and the timing of events may differ materially from the results included in such forward-looking statements. Investors are cautioned not to place undue reliance on the forward-looking statements in this Current Report on Form 8-K, which information set forth herein speaks only as of the date hereof. The Company does not undertake, and it expressly disclaims, any intention or obligation to update any forward-looking statements made in this Current Report on Form 8-K, whether as a result of new information, future events or otherwise, except as required by law. A list and description of risks, uncertainties and other factors that could cause or contribute to differences in the Company’s results can be found in its filings with the SEC, including its most recent Annual Report on Form 10-K and subsequent filings. The Company qualifies all of its forward-looking statements by these cautionary statements.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	ORDER RE: STIPULATED NOTICE OF DISMISSAL WITH PREJUDICE dated April 8, 2024

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Next Technology Holding Inc.

By:	/s/ Weihong LIU
Name:	Weihong LIU
Title:	Chief Executive Officer

 Dated: April 26, 2024